UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2008

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2008, dELiA*s, Inc., a Delaware corporation (“dELiA*s” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Skate Direct, LLC, a wholly owned subsidiary of the Company (“Skate Direct”), Foot Locker, Inc. (“Foot Locker”), solely for the purposes of Section 10.13(b) thereof, and Zephyr Acquisition, LLC, a wholly owned subsidiary of Foot Locker (“Buyer”). Subject to the terms and conditions of the Asset Purchase Agreement, Skate Direct has agreed to sell the assets related to its CCS business to Buyer, and Buyer has agreed to purchase such assets and assume certain related liabilities, for a purchase price of $102 million, subject to adjustment as provided in the Asset Purchase Agreement. Each of dELiA*s and Foot Locker has agreed to guarantee specified obligations of Skate Direct and Buyer, respectively, under the Asset Purchase Agreement. dELiA*s has also agreed to provide certain transition services to Buyer at specified rates following the consummation of the transaction. The foregoing summary of the material terms and conditions of the Asset Purchase Agreement is not complete and is qualified in its entirety by the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

In connection with this transaction, on September 29, 2008, the Company entered into the following related agreements (1) the Company and Skate Direct entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Alloy, Inc. (“Alloy”) pursuant to which Skate Direct agreed to acquire from Alloy certain intellectual property assets used specifically in the CCS business (which will be then transferred to Buyer at closing), (2) the Company and Alloy entered into a Media Placement Services Agreement (the “Media Placement Services Agreement”) pursuant to which the Company agreed to purchase specified media services from Alloy over a three-year period and (3) the Company and Alloy entered into an amendment (the “Media Services Amendment”) to their Media Services Agreement, dated as of February 15, 2006, as amended (the “Media Services Agreement”), to exclude the CCS business from the coverage of the Media Services Agreement. The aggregate consideration payable to Alloy under the IP Purchase Agreement and Media Placement Services Agreement is approximately $9 million. The Media Placement Services Agreement and Media Services Amendment are preconditions to, are contingent upon and will become effective following the closing under the IP Purchase Agreement and Asset Purchase Agreement. Alloy is the former parent company of dELiA*s until its spin-off as an independent public company on December 19, 2005. The foregoing summary of the material terms and conditions of the IP Purchase Agreement, Media Placement Services Agreement and Media Services Amendment is not complete and is qualified in its entirety by the full text of the respective agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On September 29, 2008, the Company issued a press release announcing the transactions discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed herewith:

2.1	Asset Purchase Agreement, dated as of September 29, 2008, by and among Skate Direct, LLC, dELiA*s, Inc., Zephyr Acquisition, LLC and Foot Locker, Inc. solely for the purposes of Section 10.13(b).

10.1	Intellectual Property Purchase Agreement, dated as of September 29, 2008, by and among Alloy, Inc., Skate Direct, LLC and dELiA*s, Inc.

10.2	Media Placement Services Agreement, dated as of September 29, 2008, by and between Alloy, Inc. and dELiA*s, Inc.

10.3	Amendment, dated as of September 29, 2008, to the Media Services Agreement, dated as of February 15, 2006, as amended, by and between Alloy, Inc. and dELiA*s, Inc.

99.1	Press Release of dELiA*s, Inc., dated September 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date:	September 29, 2008	By:	/s/ Stephen A. Feldman
Stephen A. Feldman, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of September 29, 2008, by and among Skate Direct, LLC, dELiA*s, Inc., Zephyr Acquisition, LLC and Foot Locker, Inc. solely for the purposes of Section 10.13(b).

10.1	Intellectual Property Purchase Agreement, dated as of September 29, 2008, by and among Alloy, Inc., Skate Direct, LLC and dELiA*s, Inc.

10.2	Media Placement Services Agreement, dated as of September 29, 2008, by and between Alloy, Inc. and dELiA*s, Inc.

10.3	Amendment, dated as of September 29, 2008, to the Media Services Agreement, dated as of February 15, 2006, as amended, by and between Alloy, Inc. and dELiA*s, Inc.

99.1	Press Release of dELiA*s, Inc., dated September 29, 2008.